PANAGRA INTERNATIONAL CORPORATION
                               515 Madison Avenue
                            New York, New York 10022


April 5, 2001

First Pacific Capital Ltd.
C/o Elie Saltoun
515 Madison Avenue
New York, New York  10022


         Re:      Repayment of Stockholder Loan

Dear Elie:

              As you know, First Pacific Capital Ltd. ("First Pacific") loaned (the "Loan") to PanAgra International Corporation (the "Company") $77,137 which the Company used for working capital purposes, including the payment of professional fees necessary for the Company to file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. First Pacific has requested repayment of the Loan and has agreed to accept, in lieu of a cash payment, 385,685 shares (the "Shares") of the Company's Common Stock in full repayment of the Loan. The Shares represent $77,137 worth of the Company's Common Stock calculated as of the date hereof (i.e., $.20 per share). In consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

              1. Issuance of the Shares. As soon as practicable after the date hereof the Company shall issue the Shares to First Pacific in full satisfaction of all amounts or other obligations arising under the Loan and in consideration of the release set forth in Section 2 hereof. First Pacific acknowledges that the Shares will constitute restricted stock and will contain the standard legend that refers to the transfer restrictions of the Securities Act of 1933, as amended.

              2.  Release.  In  consideration  of the  issuance of the Shares as specified in Section 1 hereof and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Releasor (as defined below), the Releasor, on behalf of themselves and each of their respective affiliates (if any), hereby releases and forever discharges the Company, its officers, directors, employees and agents, Ronald C.H. Lui and their respective affiliates (collectively, the "Releasees") from any and all claims, demands, judgments, proceedings, causes of action, orders, obligations, contracts, agreements, liens, accounts, costs and expenses (including attorney's fees and court costs), debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law (including federal and state securities laws) and in equity, which the Releasor or any of the Releasor's respective affiliates now have, have ever had or may hereafter have against the Releasees arising contemporaneously with or prior to the date of this Release or on account of or arising out of any matter, cause, event or omission occurring contemporaneously with or prior to the date of this Release, including, but not limited to, the Company's obligation to repay the Loan; provided, however, that this release will not release the Company from its obligations under (i) the Stock Purchase Agreement, dated April 2, 2001, among the Releasor and Ronald C. H. Lui, (ii) the Consulting Agreement, dated April 2, 2001, between First Pacific and the Company, and (iii) the Warrant, dated April 2, 2001, by the Company in favor of First Pacific. The Releasor hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. For purposes of this letter agreement, "Releasor" means, collectively, First Pacific, Elie Saltoun, Pacific Growth Investments Ltd., First Pacific Co. and their respective affiliates.

              3. Miscellaneous. The parties hereto, without the need for any additional consideration, agree to execute such other and further instruments, documents and agreements and to perform such other acts as may be reasonably required to effectuate the purposes of this letter agreement. This letter agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and may not be amended, modified or supplemented except by a written instrument signed by all of the parties hereto. This letter agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflicts of law principles thereof. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. Facsimile execution and delivery of this letter agreement is legal, valid and binding execution and delivery for all purposes.

              If the above meets with your understanding, please acknowledge your agreement by signing below. This letter agreement is deemed to be executed by the parties hereto as of the date first above written.

                                    Very truly yours,


                                    PANAGRA INTERNATIONAL CORPORATION


                                    By: /s/ Ronald C.H. Lui
                                       --------------------
                                       Ronald C. H. Lui
                                       President and Chief Executive Officer


                             ACCEPTED AND AGREED TO
                             AS OF THE DATE FIRST ABOVE
                             WRITTEN:



                                                     /s/ Elie Saltoun
                                                     ------------------
                                                     Name:  Elie Saltoun


                                                  PACIFIC GROWTH INVESTMENTS LTD


                                                     By:  /s/ Elie Saltoun
                                                        ------------------------
                                                          Name: Elie Saltoun
                                                          Title: Director


                                                   FIRST PACIFIC CO.


                                                     By:  /s/ Elie Saltoun
                                                        ------------------------
                                                          Name: Elie Saltoun
                                                          Title: Director


                                                   FIRST PACIFIC CAPITAL LTD


                                                     By:  /s/ Elie Saltoun
                                                         -----------------------
                                                          Name: Elie Saltoun
                                                          Title:  Director